Exhibit 99.1

Contacts:
MGI PHARMA, INC.	Noonan Russo
Jennifer Davis	Brian Ritchie
212-332-4381	212-845-4200
IR@mgipharma.com	Brian.Ritchie@eurorscg.com
NEWS RELEASE                      (For Release On July 25, 2006 at 4:01 pm ET)
DR. JAMES ARMITAGE APPOINTED TO MGI PHARMA BOARD OF
DIRECTORS
MINNEAPOLIS, July 25, 2006 – MGI PHARMA, INC. (Nasdaq: MOGN), a biopharmaceutical company focused in oncology and acute care, today announced that James O. Armitage, M.D., F.A.C.P., F.R.C.P., has been appointed to the MGI PHARMA Board of Directors. Dr. Armitage’s appointment increases the number of independent directors on the Company’s Board to eight.
Dr. Armitage is currently the Joe Shapiro Chair for the Study of Oncology and Clinical Research at the University of Nebraska Medical Center in Omaha. He was in private practice from 1977 to 1979 and in 1979 was named Assistant Professor of Medicine at the University of Iowa. Dr. Armitage became Director of the Bone Marrow Transplantation Program at the University of Iowa in 1980. In 1982, he returned to the University of Nebraska Medical Center as Associate Professor of Medicine and was tabbed Professor of Medicine in 1987. He has served the University of Nebraska Medical Center in a variety of leadership roles, including as Vice Chairman of the Department of Medicine (1982 to 1990), Henry J. Lehnhoff Chairman, Department of Internal Medicine (1990 to 1999) and Dean, College of Medicine (2000 to 2003).
Dr. Armitage is a member of numerous professional organizations, including the American Association of Cancer Research, the American Society of Clinical Oncology (past-President), and the American Society of Hematology (past-Councilor). In addition, he is a former President of the American Society for Blood and Marrow Transplantation. Dr. Armitage has authored or co-authored over 400 articles, nearly 90 book chapters and has published approximately 375 abstracts. He currently serves on the editorial boards of several peer-reviewed journals, including Annals of Oncology, The Oncologist and Targeted Oncology.
“Dr. Armitage is world-renowned in the fields of oncology and hematology,” said Lonnie Moulder, President and CEO of MGI PHARMA. “His abundance of clinical experience is certain to be of substantial use to MGI PHARMA in our evaluation and development of oncology-related product candidates. Amidst Dr. Armitage’s wealth of knowledge within oncology is a particular expertise in the area of blood cancers, a proficiency we expect to leverage substantially as we continue to move forward with our clinical program for Dacogen.”

MGI PHARMA, INC.
DR. JAMES ARMITAGE APPOINTED TO MGI PHARMA BOARD OF DIRECTORS

Dr. Armitage received a B.S. degree from the University of Nebraska, Lincoln and a M.D. degree from the University of Nebraska, Omaha.
About MGI PHARMA
MGI PHARMA, INC. is a biopharmaceutical company focused in oncology and acute care that acquires, researches, develops and commercializes proprietary products that address the unmet needs of patients. MGI PHARMA markets Aloxi® (palonosetron hydrochloride) Injection, DacogenTM (decitabine) for Injection, and Gliadel® Wafer (polifeprosan 20 with carmustine implant) in the United States. The Company directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.
This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA to continue to increase sales of its marketed products, the approval of the FDA for MGI PHARMA to commercialize Saforis, the successful completion of clinical trials for the Company’s other product candidates, and other risks and uncertainties detailed from time to time in MGI PHARMA’s filings with the Securities and Exchange Commission including its most recently filed Form 10-Q. MGI PHARMA undertakes no duty to update any of these forward-looking statements.
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